News Release

3333 West Good Hope Rd. • Milwaukee, Wisconsin 53209

IMMEDIATE RELEASE

STRATTEC SECURITY CORPORATION
Reports Fiscal 2025 First Quarter Financial Results

•
Generated cash from operations of $11.3 million
•
Reduced pre-production costs, primarily customer tooling, by $6.9 million
•
Grew revenue 2.7% year-over-year, reflecting ongoing pricing benefit and higher overall sales
•
Achieved gross margin of 13.6% versus 13.8% in prior-year period (which included a 470 bps net benefit of one-time pricing)
•
Rethinking product portfolio and identifying opportunities to optimize operational footprint and improve profitability

MILWAUKEE, WI, November 4, 2024 – STRATTEC SECURITY CORPORATION (Nasdaq: STRT) (“Company”), a leading provider of smart vehicle access, security and authorization solutions for the global automotive industry, reported financial results for its first quarter of fiscal year 2025, which ended September 29, 2024.

STRATTEC President and CEO Jennifer Slater said, “We delivered a solid quarter through improved pricing, favorable mix, and by providing innovative content on the right platforms. We are making headway on rethinking the STRATTEC business model including the evaluation of our product portfolio, determining an optimal operating and cost structure and developing a strategy to strengthen profitability and drive sustainability. We are in the very early stages of the process as we delve further into the operations to better understand the variability in performance of the business and what needs to change to provide more consistent, profitable results. We separately announced today the addition of a chief people officer, a new role for this organization of over 3,300 people. We also appointed a new chief commercial officer who brings a breadth of experience that incorporates the depth of knowledge required to grow revenue profitably. We expect to leverage the deep relationships we have with our customers and provide high quality, timely and value-added solutions for our mutual success.”

FY 2025 First Quarter Net Sales
(compared with prior-year period, except where otherwise noted)

	Three Months Ended		Change
($ in thousands)	9/29/2024	10/1/2023	$	%

Adjusted Net Sales Attributable to STRATTEC	$ 139,052	$ 127,406	$ 11,646	9.1%
One-time retroactive pricing	-	8,000	(8,000)	-100.0%
Net Sales Attributable to STRATTEC	$ 139,052	$ 135,406	$ 3,646	2.7%

See Reconciliation of Net Sales Attributable to STRATTEC and Adjusted Net Sales Attributable to STRATTEC on Page 8

Net sales attributable to STRATTEC were $139.1 million, which included $2.2 million of ongoing price increases to major customers made subsequent to last year’s first quarter. This compares with net sales of $135.4 million in fiscal first quarter 2024, which included $8.0 million in one-time retroactive price increases. Excluding that one-time pricing impact, adjusted net sales attributable to STRATTEC1 increased by $11.6 million, or 9.1%.

After taking into account the impact of ongoing price increases, the following summarizes noted changes to sales:

•
Sales to Hyundai/Kia increased due to timing of customer demand for power door products

STRATTEC SECURITY CORPORATION Reports First Quarter Fiscal 2025 Financial Results

November 4, 2024

•
Sales to Ford Motor Company grew from new tailgate latch content on the Ford F-Series pickups
•
Sales to Commercial and Other OEM customers grew from new business with Aston Martin
•
Sales to Stellantis declined primarily due to inventory destocking and lower production volumes

FY 2025 First Quarter Operation Review
(compared with prior-year period, except where otherwise noted)

Gross profit increased $0.2 million to $18.9 million. Gross margin was 13.6% compared with 13.8% in prior-year period (which included a 470 basis point benefit from one-time pricing).

Adjusted gross profit1 and adjusted gross margin1 improved as a result of favorable sales mix and change in foreign exchange (“FX”) rate of $2.7 million, improved pricing of $2.2 million, and $1.3 million reduction in raw material and purchased component costs. The favorable change in FX provided a 190 basis point benefit to gross margin between quarterly periods. These benefits more than offset unfavorable impacts of $1.4 million in higher Mexico manufacturing costs, $0.7 million of accrual for short-term incentive bonus plans and $0.4 million of expedited shipping costs.

($ in thousands)	Three Months Ended
	9/29/2024	10/1/2023
Gross profit	$ 18,921	$ 18,720
Add back (deduct):
Retroactive pricing	-	(7,100)
Adjusted Gross Profit[1]	$ 18,921	$ 11,620

Net sales	$ 139,052	$ 135,406
Adjusted Net Sales	$ 139,052	$ 127,406
Gross margin	13.6%	13.8%
Adjusted Gross Margin	13.6%	9.1%

See Reconciliation of Net Sales, Gross Profit and Gross Margin to non-GAAP Adjusted Net Sales, Adjusted Gross Profit and Adjusted Gross Margin on Page 8

Engineering, selling and administrative expenses increased $1.2 million, or 9.9%, to $13.9 million primarily due to increased accrual for short-term incentive plan compensation and organizational investments. As a result, operating income decreased $1.0 million to $5.1 million compared with the prior-year period. Last year’s first quarter benefited by
$7.1 million for the one-time pricing impact.

Net income attributable to STRATTEC was $3.7 million compared with $4.2 million last year. Diluted earnings per share were $0.92 compared with $1.05 last year. Adjusted net income attributable to STRATTEC1 was $3.7 million compared with a loss of $0.6 million in last fiscal year’s first quarter. Adjusted diluted earnings per share was $0.92 compared with a loss of $0.14 in the prior-year period.

Balance Sheet and Liquidity

First quarter fiscal 2025 cash flow from operations was $11.3 million, compared with operating cash used in operations of $3.9 million in the prior year first quarter, primarily reflecting a reduction in working capital between periods. Capital expenditures in the first quarter of fiscal 2025 were $2.1 million, compared with $2.9 million for the first quarter of fiscal 2024.

1 Adjusted net sales, adjusted gross profit, adjusted gross margin, adjusted net income attributable to STRATTEC and adjusted diluted earnings per share are non-GAAP financial measure. Further information can be found under “Non-GAAP Financial Measures” and the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.

STRATTEC SECURITY CORPORATION Reports First Quarter Fiscal 2025 Financial Results

November 4, 2024

At September 29, 2024, STRATTEC had $34.4 million in cash and cash equivalents, compared with $25.4 million at June 30, 2024. Pre-production costs, which are primarily related to customer tooling, declined $6.9 million. The Company’s objective is to return the customer tooling balance to approximately $10 million by the end of the fiscal year.

The Company’s 51% joint venture subsidiary ADAC-STRATTEC LLC had $13.0 million in debt, unchanged from the end of fiscal 2024. STRATTEC had $40 million and ADAC-STRATTEC LLC had $7 million in borrowing capacity as of September 29, 2024.

Webcast and Conference Call

The Company will host a conference call and webcast today to review the financial and operating results for the period ended September 29, 2024. A question-and-answer session will follow.

First Quarter Fiscal Year 2025 Conference Call

Date: Monday, November 4, 2024

Time: 4:45 p.m. Eastern Time

Phone: (201) 689-8470

Webcast and accompanying slide presentation: investors.strattec.com

A telephonic replay will be available from 8:00 p.m. ET on the day of the call through Monday, November 18, 2024. To listen to the archived call, dial (412) 317-6671 and enter replay PIN 13749209. The webcast replay will be available on the Investor Relations section of the Company’s website investors.strattec.com, where a transcript will be posted once available.

About STRATTEC

STRATTEC is a leading global provider of advanced automotive access, security & authorization and select user interface solutions. With a history spanning over 110 years, STRATTEC has consistently been at the forefront of innovation in vehicle security, transitioning from mechanical to integrated electro-mechanical systems. The Company serves a broad range of customers, including leading automotive OEMs, offering power access solutions and advanced security systems that include door handles, lift gates, latches, and key fobs.

For more information on STRATTEC and its solutions, visit www.strattec.com.

Safe Harbor Statement
Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to same from foreign countries, the volume and scope of product returns, adverse business and operational issues resulting from the continuing effects of the coronavirus (COVID-19) pandemic, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of our products and the products of our customers and fluctuations in our costs of operation (including fluctuations in the cost of raw materials). Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION Reports First Quarter Fiscal 2025 Financial Results

November 4, 2024

Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, STRATTEC provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. STRATTEC’s management uses these measures for reviewing the financial results of STRATTEC for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate STRATTEC’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends.

Contact Information:

Investors:
Deborah K. Pawlowski
Alliance Advisors IR
Phone: 716-843-3908
Email: dpawlowski@allianceadvisors.com

FINANCIAL TABLES FOLLOW

STRATTEC SECURITY CORPORATION Reports First Quarter Fiscal 2025 Financial Results

November 4, 2024

STRATTEC SECURITY CORPORATION

Condensed Results of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 29, 2024	October 1, 2023
Net sales	$139,052	$135,406
Cost of goods sold	120,131	116,686
Gross profit	18,921	18,720
Engineering, selling and administrative expenses	13,858	12,614
Income from operations	5,063	6,106
Equity loss from joint ventures	—	(265)
Interest expense	(295)	(220)
Investment income	349	87
Other income, net	129	134
Income before provision for income taxes and non-controlling interest	5,246	5,842
Provision for income taxes	1,498	1,387
Net income	3,748	4,455
Net income attributable to non-controlling interest	45	290
Net income attributable to STRATTEC SECURITY CORPORATION	$3,703	$4,165

Earnings per share attributable to STRATTEC SECURITY CORPORATION:
Basic	$0.92	$1.05
Diluted	$0.92	$1.05

Weighted Average shares outstanding:
Basic	4,005	3,948
Diluted	4,046	3,974

STRATTEC SECURITY CORPORATION Reports First Quarter Fiscal 2025 Financial Results

November 4, 2024

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data

(In thousands, except share amounts)

(Unaudited)

	September 29, 2024	June 30, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$34,403	$25,410
Receivables, net	102,266	99,297
Inventories:
Finished products	18,540	19,833
Work in process	15,520	15,461
Purchased materials	49,734	46,355
Inventories, net	83,794	81,649
Pre-production costs	15,265	22,173
Value-added tax recoverable	20,624	19,684
Other current assets	4,396	5,601
Total current assets	260,748	253,814
Deferred income taxes	17,235	17,593
Other long-term assets	6,363	6,698
Net property, plant and equipment	82,521	86,184
	$366,867	$364,289
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$59,461	$54,911
Accrued Liabilities:
Payroll and benefits	25,421	28,953
Value-added tax payable	10,982	9,970
Environmental	1,390	1,390
Warranty	10,698	10,695
Other	11,619	12,369
Total current liabilities	119,571	118,288
Borrowings under credit facilities – long-term	13,000	13,000
Accrued pension obligations	1,417	1,379
Accrued postretirement obligations	1,041	1,050
Other long-term liabilities	4,778	4,957
Shareholders’ Equity:
Common stock, authorized 18,000,000 shares, $.01 par value, 7,624,120 issued shares at September 29, 2024 and 7,586,920 issued shares at June 30, 2024	76	76
Capital in excess of par value	101,218	101,024
Retained earnings	254,315	250,612
Accumulated other comprehensive loss	(17,104)	(15,689)
Less: treasury stock, at cost (3,597,715 shares at September 29, 2024 and 3,589,126 shares at June 30, 2024)	(135,471)	(135,478)
Total STRATTEC SECURITY CORPORATION shareholders’ equity	203,034	200,545
Non-controlling interest	24,026	25,070
Total shareholders’ equity	227,060	225,615
	$366,867	$364,289

STRATTEC SECURITY CORPORATION Reports First Quarter Fiscal 2025 Financial Results

November 4, 2024

STRATTEC SECURITY CORPORATION

Condensed Cash Flow Statement Data

(In Thousands)

(Unaudited)

	Three Months Ended
	September 29, 2024	October 1, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,748	$4,455
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	3,662	4,385
Foreign currency transaction gain	(1,005)	(226)
Unrealized loss on peso forward contracts	652	—
Stock-based compensation expense	188	505
Equity loss of joint ventures	—	265
Loss on settlement of pension obligation	283	—
Change in operating assets and liabilities:
Receivables	(3,189)	2,333
Inventories	(2,145)	(3,770)
Other assets	5,881	(7,665)
Accounts payable and accrued liabilities	2,998	(4,054)
Other, net	264	(100)
Net cash provided by (used in) operating activities	11,337	(3,872)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of interest in joint ventures	—	2,000
Purchase of property, plant and equipment	(2,073)	(2,920)
Net cash used in investing activities	(2,073)	(920)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	3,000	2,000
Repayment of borrowings under credit facilities	(3,000)	(2,000)
Exercise of stock options and employee stock purchases	13	17
Net cash provided by financing activities	13	17
Foreign currency impact on cash	(284)	(131)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,993	(4,906)

CASH AND CASH EQUIVALENTS
Beginning of period	25,410	20,571
End of period	$34,403	$15,665
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$4,081	$764
Interest	$280	$218
Non-cash investing activities:
Change in capital expenditures in accounts payable	$(506)	$(193)

STRATTEC SECURITY CORPORATION Reports First Quarter Fiscal 2025 Financial Results

November 4, 2024

STRATTEC SECURITY CORPORATION

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. Adjusted net sales, adjusted gross profit, adjusted gross margin, adjusted net income attributable to STRATTEC and adjusted diluted earnings per shares are not measures determined in accordance with GAAP and may not be comparable with net sales, adjusted gross profit, adjusted gross margin, adjusted net income and adjusted diluted earnings per share as used by other companies. Nevertheless, STRATTEC believes that providing these non-GAAP financial measures are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s financial results to the historical periods' financial results.

Reconciliation of Net Sales to Adjusted Net Sales
($ in thousands)	Three Months Ended
	9/29/2024	10/1/2023
Net sales (GAAP)	$ 139,052	$ 135,406
One-time retroactive pricing from customers	-	(8,000)
Adjusted net sales	$ 139,052	$ 127,406

Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)	Three Months Ended
	9/29/2024	10/1/2023
Gross profit (GAAP)	$ 18,921	$ 18,720
One-time retroactive pricing from customers	-	(8,000)
One-time retroactive pricing to suppliers	-	900
Adjusted gross profit	$ 18,921	$ 11,620

Reconciliation of Gross Margin to Adjusted Gross Margin
	Three Months Ended
	9/29/2024	10/1/2023
Gross margin (GAAP)	13.6%	13.8%
One-time retroactive pricing from customers		(5.4)
One-time retroactive pricing to suppliers	-	0.7
Adjusted gross margin	13.6%	9.1%

Reconciliation of Net Income Attributable to STRATTEC to Adjusted Net Income Attributable to STRATTEC
($ in thousands)	Three Months Ended
	9/29/2024	10/1/2023
Net income attributable to STRATTEC SECURITY CORPORATION (GAAP)	$ 3,703	$ 4,165
One-time retroactive pricing from customers	-	(8,000)
One-time retroactive pricing to suppliers	-	900
Non-controlling interest impact of retroactive pricing	-	1,014
Tax impact of retroactive pricing (1)	-	1,364
Adjusted net income attributable to STRATTEC SECURITY CORPORATION	$ 3,703	$ (557)

STRATTEC SECURITY CORPORATION Reports First Quarter Fiscal 2025 Financial Results

November 4, 2024

Reconciliation of Diluted Earnings Per Share to Adjusted Earnings Per Share
	Three Months Ended
	9/29/2024	10/1/2023
Diluted earnings per share (GAAP)	$ 0.92	$ 1.05
One-time retroactive pricing from customers	-	(2.01)
One-time retroactive pricing to suppliers	-	0.23
Non-controlling interest impact of retroactive pricing	-	0.26
Tax impact of retroactive pricing (1)	-	0.34
Adjusted diluted earnings per share	$ 0.92	$ (0.14)

(1) The tax impact is calculated using the statutory tax rate for the impacted jurisdiction

Supplemental Information

Impact of Retroactive Pricing in Fiscal Year 2024

($ in thousands)

One-time Pricing Impact to:	Q1 FY2024	Q2 FY2024	Q3 FY2024	Q4 FY2024	FY 2024
Net Sales	$ 8,000	$ 1,600	NM(1)	NM	$ 9,700
Cost of Goods Sold(2)	(900)	(910)	-	-	(1,700)
Gross Profit	$ 7,100	$ 690	NM	NM	$ 8,000
Gross Margin Contribution	4.7%	2.4%	NM	NM	1.3%

(1) Not meaningful

(2)After factoring in impact of supplier one-time price increases